Exhibit 10.1

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SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is made by and between Career Education Corporation (the “Company”), and Scott W. Steffey (the “Executive”) (collectively, the “Parties”).

WHEREAS, the Executive entered into an Employment Agreement with the Company on April 1, 2013 (the “Employment Agreement”);

WHEREAS, pursuant to that Employment Agreement, the Executive was employed as the Company’s President and Chief Executive Officer;

WHEREAS, the Executive resigned from the Company on February 11, 2015;

WHEREAS, the parties dispute to what extent the Executive is entitled to monies and benefits under his Employment Agreement as a result of his separation;

WHEREAS, the Parties wish to resolve amicably the Executive’s separation from the Company, and in lieu of any amount and benefits that might otherwise be payable to the Executive under his Employment Agreement, establish the terms of the Executive’s separation arrangement;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Separation Date. The Executive’s effective date of resignation from the Company is February 11, 2015 (the “Separation Date”). The Executive hereby resigns as of the Separation Date from all offices, positions and directorships with the Company and its respective schools, subsidiaries and affiliates.

2. Separation Payment. Not later than ten (10) days following the date on which the ADEA Release pursuant to Attachment A becomes irrevocable and not revoked, the Company

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will pay to the Executive a lump sum cash amount of $2,500,000 (the “Payment”) in consideration for the cancellation of the Executive’s outstanding or promised equity and incentive awards, vested (and unexercised respecting options and stock appreciation rights and not settled respecting restricted stock units) and unvested, including but not limited to, stock options, cash-settled stock appreciation rights, cash-settled restricted stock units, restricted stock units, and performance units. The Executive represents and agrees that he neither has exercised nor will exercise any stock options or cash-settled appreciation rights before their cancellation hereunder. The Payment takes into account the following items: the vested equity grants; the acceleration of equity grants due to vest on March 14, 2015; the 2014 Annual Incentive Plan Bonus whose individual performance metrics were met; the Executive’s repayment of the portion of the sign-on bonus due from him under Section 8 of the Employment Agreement on resignation; and the Executive’s repayment of certain travel and other expenses due the Company.

The Payment shall also be reduced by all applicable taxes and withholding. The Executive acknowledges and agrees that he is not entitled to any other remuneration of any kind, including but not limited to severance, bonuses under the Annual Incentive Plan and performance based cash awards, in each case whether with respect to the current or any prior year, other than as set forth in this Agreement.

3. Unitech Board Waiver. The Company agrees to waive the applicability of the non-competition covenant referenced in Section 5 of this Agreement with respect to the Executive’s serving on the HealthEd Holdings, LLC Board of Directors (Unitech College) (the “Unitech Waiver”) in exchange for the separate release under the Age Discrimination In Employment Act attached as Attachment A.

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4. Release. In consideration of the Payment set forth in Paragraph 2, which the Executive acknowledges he would not otherwise be entitled to receive but for this Agreement, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, successors, schools, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers, trustees and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”), from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Executive ever had or now has against any or all of the Released Parties, including, but not limited to, those claims arising out of the Executive’s employment with and/or separation from the Company, including, but not limited to, all claims under his Employment Agreement, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000e et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C.

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§ 1001 et seq., Executive Order 11246, and Executive Order 11141, all as amended; all claims arising out of the Illinois Human Rights Act, 775 Ill. Comp. Stat. 5/1-101 et seq., the Illinois Equal Wage Act, 820 Ill. Comp. Stat. 110/1 et seq., the Illinois Equal Pay Act of 2003, 820 Ill. Comp. Stat. 112/1 et seq., 820 Ill. Comp. Stat. 105/4(b) (Illinois equal pay law), the Illinois Whistleblower Act, 740 Ill. Comp. Stat. 174/1 et seq., and the Illinois Right to Privacy in the Workplace Act, 820 Ill. Comp. Stat. 55/1, all as amended, all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any vested or non-vested equity, or equity compensation and non-vested benefits, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, the Executive is not releasing the Released Parties from any claim (i) for indemnification and coverage as an insured under applicable directors and officers liability insurance pursuant to Section 11 of the Employment Agreement (and the Indemnification Agreement dated April 8, 2013 entered into pursuant thereto) and (ii) for accrued and vested benefits due the Executive under the Company’s 401(k) Plan; the Executive’s Health Services Account or any right to obtain continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 at his own expense.

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Further, the Company, for itself, its officers, directors, managers, members, employees, representatives and agents, fully and forever waive, release, hold harmless and discharge the Executive, his heirs, executors, personal representatives and administrators (the “Executive Released Parties”), of and from any and all rights, claims, demands, actions and causes of actions of any type or nature whatsoever whether or not currently asserted, based on the items set forth in Section 2.

5. Restrictive Covenants. The restrictive covenants in Sections 16(b) (Confidentiality), 16(d) (Non-Solicitation/Non-Hire), and 16(e) (Non-Competition) of the Employment Agreement are incorporated herein as new obligations as part of the consideration for the Payment in Section 2 of the Agreement.

6. Return of Company Property. The Executive confirms that he has returned to the Company in good working order all property set forth in Section 16(a) of the Employment Agreement, and any other Company property that is in the Executive’s possession or control, has left intact all electronic Company documents, including but not limited to those which the Executive developed or helped to develop during his employment and has provided passwords and codes needed to attain access to electronic Company documents. The Executive further confirms that he has complied in all other respects with Section 16(a) of the Employment Agreement. The Executive also confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and computer accounts.

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7. Business Expenses and Final Compensation. The Executive represents that he is not entitled to any outstanding business expenses in conjunction with the performance of his employment. The Executive further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Company, including payment for all wages, bonuses, and accrued, unused vacation time, and that no other compensation of any kind is owed to him.

8. Non-Disparagement. The Executive and the Company agree to abide by the terms of the non-disparagement provision in Section 16(c) of the Employment Agreement, modified as follows: (i) The Executive agrees to notify the General Counsel of the Company in writing immediately by facsimile, email, or by overnight mail of any subpoena or court order or legal compulsion and to allow the Company five business days from receipt of notification by the Executive of the legal process in question to make objection or move to quash. The Executive agrees to provide all particulars needed for a timely objection, including a copy of any subpoena or court order. It is understood and agreed that, in the event that the Executive is required to give testimony, the Company is the holder of attorney-client privilege and work product protections, that the Company does not intend to waive, expressly or impliedly, said privileges and protections, and that the Executive agrees to vigorously protect and resist disclosure of confidential information, including but not limited to attorney-client privileged, work product protect information, at all times. Once any objection is lodged, the Executive agrees that he will not disclose any information until such time as the objection is finally ruled upon, including by any court of appeal; and (ii) the non-disparagement provision shall not apply to communications (a) with government regulators, government officials, auditors and

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accreditors (b) amongst directors, (c) amongst officers, (d) amongst directors and officers, (e) with counsel and accountants, and (f) a statement under oath or a disclosure under law including but not limited to disclosures as deemed advisable under the federal securities laws, or as part of a legal proceeding.

9. Continued Assistance. The Executive agrees that after the Separation Date he will provide all reasonable cooperation to the Company, and not unreasonably interfere with the Executive’s other business endeavors, including but not limited to, assisting the Company in transitioning his job duties and performing any other tasks as reasonably requested by the Company. The Company will reimburse reasonable travel, food and lodging expenses which have been pre-approved by the Company and are substantiated by receipts.

10. Cooperation. To the extent permitted by law, the Executive agrees to cooperate fully with the Company in the defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against or on behalf of the Company whether before a state or federal court, any state or federal government agency, government regulator, or a mediator or arbitrator. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel, at such times and places not unreasonably interfering with Executive’s other business endeavors, to prepare its claims or defenses, to prepare for trial or discovery or an administrative hearing or a mediation or arbitration and to act as a witness when requested by the Company. The Company will reimburse reasonable travel, food and lodging expenses which have been pre-approved by the Company and are substantiated by receipts. The Executive

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agrees that he will notify the Company promptly in the event that he is served with a subpoena or in the event that he is asked to provide a third party with information concerning any actual or potential complaint or claim against the Company.

11. Amendment. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

12. Waiver of Rights. No delay or omission by the Company or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

14. Confidentiality. To the extent permitted by law, the Executive and the Company understand and agree that the terms and contents of this Agreement and the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by the Executive and the Company and their agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law, including required Form 8-K and other securities filings, or as otherwise agreed to in writing by the Parties or as deemed necessary by the Company for business reasons.

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15. Voluntary Assent. The Executive affirms that no other promises or agreements of any kind have been made to or with the Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

16. Applicable Law. This Agreement shall be governed by the laws of the State of Illinois without regard to conflict of laws provisions. The Executive hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the State of Illinois, or if appropriate, a federal court located in the State of Illinois (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

17. Tax Acknowledgement. In connection with the Payment provided to the Executive pursuant to this Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and the Executive shall be responsible for all applicable taxes with respect to such Payment under applicable law. The Executive acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of the Payment set forth in Paragraph 2 of this Agreement.

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18. Section 409A. The Payment under this Agreement is intended to comply with, or be exempt from, the provisions of Section 409A of the Internal Revenue Code of 1986 and this Agreement shall be administered and construed accordingly.

19. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to the Executive’s Separation and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith except those provisions specifically incorporated into this Agreement.

20. Recital Paragraphs. The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.

21. Counterparts. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have freely and voluntarily entered into this Agreement effective as of the date set forth below.

Signatures on Following Page

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Career Education Corporation

Date:	February 12, 2015	By:	/s/ Ronald D. McCray
			Name:	Ronald D. McCray
			Title:	Chairman

Date:	2/12/15	/s/ Scott W. Steffey
Scott W. Steffey

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ATTACHMENT A

ADEA Release

In consideration of the Company’s agreement to the Unitech Waiver set forth in Section 3 of the Agreement which the Executive would not otherwise be entitled to, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, member Company’s, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, or causes of action under the Age Discrimination in Employment Act, 29 U.S.C. §621 et. seq..

The Executive acknowledges that is being given at least twenty-one (21) days to consider this ADEA Release; that the Company is hereby advising the Executive to consult with an attorney of his own choosing prior to signing this Agreement and the Executive has consulted with an attorney of his own choosing. The Executive understands that he may revoke this Attachment A for a period of seven (7) days after he signs this Attachment A, and the Attachment A shall not be effective or enforceable until the expiration of this seven (7) day revocation period. The Executive understands and agrees that by entering into this Attachment A he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that the Executive has received consideration beyond that to which he was previously entitled.

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IN WITNESS WHEREOF, the Executive has freely and voluntarily entered into this ADEA Release effective as of the date set forth below.

Scott W. Steffey

Date: